Exhibit 4.12

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. INFORMATION THAT WAS OMITTED HAS BEEN NOTED IN THIS DOCUMENT WITH A PLACEHOLDER IDENTIFIED BY THE MARK “[***]”.

THIRD AMENDMENT TO PROCEEDS DISBURSING AND SECURITY AGREEMENT

This Third Amendment to Proceeds Disbursing and Security Agreement (this “Amendment”) is entered into as of October 18, 2023 (the “Effective Date”), by and among UMB BANK, NATIONAL ASSOCIATION, not in its individual capacity, but solely as Trustee, solely in its capacity as disbursing agent (“Disbursing Agent”), NEWLIGHT CAPITAL LLC, a North Carolina limited liability company, as servicer (“Servicer”) and CARBON REVOLUTION OPERATIONS PTY LTD ACN 154 435 355, a company limited by shares and incorporated in Australia (“Issuer”), CARBON REVOLUTION TECHNOLOGY PTY LTD ACN 155 413 219 (“Carbon Technology”), and CARBON REVOLUTION LIMITED ACN 128 274 653 (“Carbon Limited”) and together with the Issuer and Carbon Technology, each, a “Co-Obligor” and collectively, the “Co-Obligors”).

RECITALS

WHEREAS, the Co-Obligors, Disbursing Agent, and Servicer are parties to that certain Proceeds Disbursing and Security Agreement dated as of May 23, 2023 (as amended by that certain First Amendment to Proceeds Disbursing and Security Agreement dated as of September 11, 2023, as further amended by that certain Second Amendment to Proceeds Disbursing and Security Agreement dated as of September 18, 2023, and as may be further amended, restated, supplemented and otherwise modified from time to time, the “Disbursing Agreement”; capitalized terms used and not otherwise defined in this Amendment shall have the meanings given to such terms in the Disbursing Agreement to the extent defined therein) and the parties desire to amend the Disbursing Agreement in accordance with the terms and conditions of this Amendment;

WHEREAS, Issuer has requested that the Servicer, Issuer and Disbursing Agent agree to amend the Disbursing Agreement to waive the testing of certain financial covenants for the months ending September 30, 2023 and October 31, 2023 only as set forth in Sections 6.8 and 6.28 and to make further changes, all as set forth in greater detail below;

WHEREAS, Issuer has requested that the Servicer, Issuer and Disbursing Agent agree to amend the Disbursing Agreement to increase the permitted amount of the JLR Debt, all as set forth in greater detail below; and

WHEREAS, this Amendment is being made to “modify or waive any of the covenants, agreements, limitations or restrictions of the Co-Obligors set forth in the Disbursing Agreement” as set forth in Section 9.03(d) of the Trust Indenture dated as of May 23, 2023 between Issuer and UMB Bank, National Association, as trustee (the “Trustee”) (as may be amended, restated, supplemented and otherwise modified from time to time, the “Indenture”) without the consent of any Noteholders (as defined therein).

NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the parties hereto hereby agree as follows:

1.           Amendment to Disbursing Agreement.

(a)          The definition of “JLR Debt” in Section 1.1 of the Disbursing Agreement is hereby deleted in its entirety and replaced with the following:

“JLR Debt” means Indebtedness of the Issuer pursuant to that certain Agreement by and between Issuer and Jaguar Land Rover Limited, dated as of March 13, 2023, in an aggregate principal amount not to exceed [***], which includes a [***] administrative fee.”

(b)         Section 1.1 of the Disbursing Agreement is hereby amended by adding the following clause (u) at the end of the definition of “Permitted Indebtedness”:

“(u)       the obligations of (i) the Issuer and any other Co-Obligor pursuant to that certain Deed of Cross Guarantee, dated 25 June 2019, as may be amended, restated and/or novated from time to time, (ii) the Issuer and any other Co-Obligor pursuant to that certain Lease, dated 1 May 2019, by and among the Issuer, Parent Company and Deakin University, as may be amended, restated and/or novated from time to time, and (iii) the Parent Company pursuant to the Deed of Guarantee, dated on or about the Effective Date, in connection with the foregoing Lease, under which the Parent Company guarantees the obligations of the Issuer under such Lease.”

(c)        The definition of “Qualified Capital Raise” in Section 1.1 of the Disbursing Agreement is hereby deleted in its entirety and replaced with the following:

“Qualified Capital Raise” means any of the Co-Obligors’ (i) issuance of Qualified Equity Interests, or (ii) issuance of Subordinated Debt (or any combination of the forgoing) and, in each case, subject to a Subordination Agreement. For the avoidance of doubt, a Qualified Capital Raise does not include $60,000,000 committed by Yorkville assumed in financial model 2023; provided that for the avoidance of doubt, the capital raise as contemplated by clause (p) of the definition of Permitted Indebtedness shall be considered a Qualified Capital Raise solely with respect to unrestricted funds that are actually received by the Issuer.”

(d)         Section 1.1 of the Disbursing Agreement is hereby amended by adding the following defined term placed in alphabetical order:

“Waiver Fee” has the meaning set forth for such term in Section 2.2(b) below.

(e)          Section 2.2(b) of the Disbursing Agreement is hereby deleted in its entirety and replaced with the following:

“(b)       Late Fee; Default Rate; Covenant Breach Payment. If any payment of any of the Obligations is not made when due, Issuer shall immediately pay for each payment not made when due a late fee (“Late Fee”) (in addition to any other amounts payable in connection with such late payment) equal to $75,000.00 for each such payment not made when due. All Obligations shall bear interest, from and after the occurrence and during the continuance of an Event of Default, at a rate equal to five (5) percentage points above the interest rate applicable to the Series 2023-A Notes immediately prior to the occurrence of an Event of Default (the “Default Rate”). Any and all Late Fees, and interest (including any interest paid at the Default Rate) shall be nonrefundable. Any Late Fee, and the portion of any interest payable at Default Rate that is above the amount of the interest payable at the interest rate applicable immediately prior to the occurrence and during the continuance of an Event of Default shall be paid directly to Servicer or if paid to or collected by the Disbursing Agent shall be for the sole benefit of Servicer and shall be immediately remitted to Servicer. In addition to the foregoing, upon each occurrence of an Event of Default, the Issuer shall, at the Servicer’s sole discretion (i) pay directly to Servicer a fee equal to $75,000 (a “Covenant Breach Payment”) or (ii) deposit such Covenant Breach Payment into the Recovery Fund for the sole benefit of the Servicer, provided, however, such Covenant Breach Payment shall be returned by either the Servicer or the Disbursing Agent to the Issuer if the Issuer cures such Event of Default within seven (7) days after the date that such Compliance Certificate showing the Event of Default is delivered. If such Event of Default is not cured within seven (7) days after the date that such Compliance Certificate showing the Event of Default, such Covenant Breach Payment shall be deemed fully earned by the Servicer on the date of the occurrence of such Event of Default and if such Covenant Breach Payment was deposited by Issuer into the Recovery Fund, the Disbursing Agent shall promptly transfer the Covenant Breach Payment from the Recovery Fund to the Servicer. As of the date hereof, Issuer and Servicer agree that a waiver fee equal to $75,000 (a “Waiver Fee”) has been fully earned by the Servicer and the Waiver Fee shall be due and payable by the Issuer directly to the Servicer on or prior to November 30, 2023. In addition, the Issuer shall pay, promptly upon demand therefor, any costs and expenses (including legal fees and expenses) incurred by or on behalf of Servicer incurred in connection with such Event of Default.”

(f)          Section 6.8(a)(i) of the Disbursing Agreement is hereby deleted in its entirety and replaced with the following:

“(a)        Minimum Available Cash Requirement.

(i)       If, as at the end of any month, commencing with the month ending November 30, 2023 and for each month ending thereafter, the average monthly Adjusted EBITDA, calculated for the three consecutive months then ended, is less than zero dollars ($0.00), the Co-Obligors shall, at all times thereafter until such average monthly Adjusted EBITDA, calculated at the end of a month for the three consecutive months then ended, is greater than zero dollars ($0.00), maintain Total Available Cash in an amount that is greater than or equal to the Minimum Available Cash Requirement.”

(g)         Section 6.8(b) of the Disbursing Agreement is hereby deleted in its entirety and replaced with the following:

“(b)       Minimum Revenue. The Co-Obligors on a consolidated basis shall have revenue (determined in accordance with IFRS) for the period of the six consecutive fiscal months ending on the last day of each fiscal month set forth on Schedule 6.8 (each, a “Test Period”) (but excluding the Test Period ending September 30, 2023) of not less than the amount set forth opposite such month under the column “Minimum Trailing Sixth Month Revenue” on Schedule 6.8, as reflected in the applicable Compliance Certificate (together with calculations evidencing the same).”

(h)         Section 6.8(c) of the Disbursing Agreement is hereby deleted in its entirety and replaced with the following:

“(c)       Minimum Adjusted EBITDA. The Co-Obligors on a consolidated basis shall have Adjusted EBITDA for each Test Period (but excluding the Test Period ending September 30, 2023), of not less than the amount set forth under the column “Minimum Trailing Sixth Month Adjusted EBITDA” opposite such period on Schedule 6.8, as reflected in the applicable Compliance Certificate (together with calculations evidencing the same).”

(i)          Section 6.28 of the Disbursing Agreement is hereby deleted in its entirety and replaced with the following:

“6.28 Debt Service Reserve. Commencing on the Closing Date until August 31, 2023 and commencing again on November 1, 2023, the Co-Obligors shall at all times maintain a reserve in U.S. Dollars in a deposit account at Commonwealth Bank of Australia or such other account bank as may be acceptable to Servicer in an amount of not less than the debt service payments on the Term Advance consisting of the sum of (i) the next three (3) months of interest payments, plus (ii) the next three (3) months of principal payments, plus (iii) the next three months (3) of applicable fees including Loan Monitoring Fees (clauses (i), (ii), and (iii), collectively, the “Debt Service Reserve”).”

(j)        Exhibit B (Compliance Certificate) is hereby amended and restated in its entirety with the form of Compliance Certificate attached hereto as Annex 1.

(k)         Footnote 3 to Schedule 7.4 of the Disbursing Agreement is hereby deleted in its entirety and replaced with the following:

“3 As at the Closing Date, the outstanding indebtedness for JLR was [***] AUD, however the full amount to be drawn down will be [***] AUD by [***].”

2.          Transaction Documents. The Disbursing Agreement, the other Disbursement Documents, the Indenture and the other Trust Transaction Documents shall be and remain in full force and effect in accordance with their terms and are hereby ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as an amendment or modification of the Disbursing Agreement or as a waiver of, or as an amendment of, any right, privilege, protection, limitation of liability, immunity, indemnity, power, or remedy of Servicer or Disbursing Agent under the Disbursing Agreement, the other Disbursement Documents, the Indenture or the other Trust Transaction Documents, as in effect prior to the date hereof, whether in respect of any similar transaction or transaction or otherwise. Reference to this Amendment need not be made in the Disbursing Agreement, the other Disbursement Documents, the Indenture or the other Trust Transaction Documents, or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to, or with respect to, the Disbursing Agreement, any reference in any of such items to the Disbursing Agreement being sufficient to refer to the Disbursing Agreement as amended hereby.

3.          Representations, Warranties and Covenants. Issuer represents and warrants and covenants that immediately before and after giving effect to this Amendment:

(a)         (i) each of the representations and warranties contained in the Disbursing Agreement and in any other document furnished in connection therewith is true and correct in all material respects (provided that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language is true and correct in all respects) on the date hereof (provided, that those representations and warranties expressly referring to a specific date are true and correct in all material respects (or in all respects, if such representation and warranty is qualified as to “materiality”, “Material Adverse Effect” or similar language) as of such date); and (ii) no Event of Default or “Event of Default” as defined under the Indenture has occurred and is continuing or would exist after giving effect to this Amendment;

(b)          the execution, delivery and performance of this Amendment are within the Co- Obligors’ corporate (or equivalent) powers, has been duly authorized by all necessary corporate action of the Issuer, has been duly executed and delivered by the Issuer, does not and will not conflict with nor constitute a breach of any provision contained in any Co-Obligors’ constituent or organizational documents, does not and will not constitute an event of default under any material agreement to which any Co-Obligor is a party or any Co-Obligor is bound and does not violate the terms of the Indenture;

(c)       this Amendment is the legal, valid and binding obligation of the Co-Obligors, enforceable against the Co-Obligors in accordance with its terms, subject to bankruptcy, insolvency and similar laws affecting the enforceability of creditors' rights generally and to general principles of equity; and

(d)        no Event of Default or payment default under Section 8.1 of the Disbursing Agreement or Section 6.01 of the Indenture has occurred and is continuing and, pursuant to Section 9.03(d) of the Indenture, no consent of the Noteholders is required in respect of this Amendment under the Indenture.

4.        Effectiveness. As a condition to the effectiveness of this Amendment (a) Disbursing Agent and Servicer shall have received this Amendment duly executed by each of the parties hereto (b) Issuer shall have paid all fees, charges and disbursements of Morgan Lewis & Bockius LLP and Gilbert + Tobin and (c) Disbursing Agent and the Servicer shall have received a certificate of an officer of the Issuer stating that the amendment, change, or modification (i) is authorized by all necessary corporate action of the Issuer, (ii) does not violate the terms of the Indenture, (iii) has been duly executed, and delivered by the Issuer, and (iv) is a legally binding and enforceable obligation of the Issuer in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws) and by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law, and the Disbursing Agent may enter into an amendment, change or modification to the Disbursing Agreement solely in reliance on such certificate and is not required to undertake its own analysis with respect to such amendment, change or modification.

5.        Reaffirmation of Guarantee and Security Interests. Each of the Co-Obligors (each for this purpose, a “Reaffirming Party”) hereby confirms that each Disbursement Document to which it is a party or otherwise bound and all Collateral encumbered thereby will continue to guarantee or secure, as the case may be, to the fullest extent possible in accordance with the Disbursement Documents the payment and performance of all Obligations under the Agreement (including all such Obligations as amended and reaffirmed pursuant to this Amendment) under each of the Disbursement Documents to which it is a party.

Without limiting the generality of the foregoing, the Reaffirming Party hereby confirms, ratifies and reaffirms its payment obligations, guarantees, pledges, grants of security interests and other obligations, as applicable, under and subject to the terms of each of the Disbursement Documents to which it is a party. The Reaffirming Party hereby confirms that no additional filings or recordings need to be made, and no other actions need to be taken, by the Reaffirming Party as a consequence of this Amendment in order to maintain the perfection and priority of the security interests created by the Agreement.

The Reaffirming Party acknowledges and agrees that each of the Disbursement Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its payment obligations, guarantees, pledges, grants of security interests and other obligations, as applicable, under and subject to the terms of such Disbursement Documents shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment or any of the transactions contemplated hereby.

6.          Disbursement Document; Covenants. This Amendment constitutes a Disbursement Document for all purposes and all references to the Disbursing Agreement in any Disbursement Document and all references in the Disbursing Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Disbursing Agreement, shall, unless expressly provided otherwise, mean and be a reference to the Disbursing Agreement, after giving effect to this Amendment. Any breach or violation or failure to perform any provision of this Amendment, shall be deemed to be a default under Section 8 of the Disbursing Agreement.

7.         Choice of Law; Venue; Jury Trial Waiver. Section 12 of the Disbursing Agreement (Choice of Law and Venue; Jury Trial Waiver) is incorporated by this reference in this Amendment as though fully set forth herein, mutatis mutandis.

8.           Counterparts. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Amendment. Delivery of an executed signature page or counterpart (or electronic image or scan transmission (such as a “pdf” file) thereof), whether by facsimile transmission, e-mail, similar form of electronic transmission or otherwise (and whether executed manually, electronically or digitally), shall be effective as delivery of a manually executed counterpart and shall create a valid and binding obligation of the party executing the same or on whose behalf such signature page or counterpart is executed.

9.          The Disbursing Agent. The Servicer hereby directs the Disbursing Agent to execute this Amendment, and each of the Servicer and Issuer acknowledges that, in so acting, the Disbursing Agent (i) shall be entitled to the rights, privileges, benefits, protections, indemnities, limitations of liability, and immunities of the Trustee set forth in the Indenture; and (ii) has acted consistently with its standard of care under the Indenture. The Issuer agrees that the execution by the Disbursing Agent of this Amendment is consistent with, and permitted by, the Indenture and the Disbursing Agreement.

[Balance of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as a deed as of the date first above written.

Issuer

Signed, sealed and delivered by Carbon Revolution Operations Pty Ltd ACN 154 435 355 in accordance with section 127 of the Corporations Act 2001 (Cth) by:

/s/ Jacob Dingle	/s/ David Nock

Signature of director	Signature of director/secretary

Jacob Dingle	David Nock

Name of director (print)	Name of director/secretary (print)

Co-Obligors

Signed, sealed and delivered by Carbon Revolution Technology Pty Ltd ACN 155 413 219 in accordance with section 127 of the Corporations Act 2001 (Cth) by: /s/ Jacob Dingle	/s/ David Nock

Signature of director	Signature of director/secretary

Jacob Dingle	David Nock

Name of director (print)	Name of director/secretary (print)

Signed, sealed and delivered by Carbon Revolution Pty Ltd ACN 128 274 653 in accordance with section 127 of the Corporations Act 2001 (Cth) by: /s/ Jacob Dingle	/s/ David Nock

Signature of director	Signature of director/secretary

Jacob Dingle	David Nock

Name of director (print)	Name of director/secretary (print)

Disbursing Agent:

UMB BANK, NATIONAL ASSOCIATION, not in its individual capacity, but solely as Trustee, solely in its capacity as Disbursing Agent

	By:	/s/ Ray Haniff
Name:	Ray Haniff
Title:	Vice President

Servicer:

NEWLIGHT CAPITAL LLC

By:	/s/ Joseph Agiato
Name:	Joseph Agiato
Title:

Exhibit B

COMPLIANCE CERTIFICATE

TO:	Newlight Capital LLC, in its capacity as Servicer for UMB Bank, National Association, as Trustee, solely in its capacity as Disbursing Agent

FROM:                Carbon Revolution Operations Pty Ltd

The undersigned authorized officer of Carbon Revolution Operations Pty Ltd, a company limited by shares and incorporated in Australia (the “Issuer”) hereby certifies that in accordance with the terms and conditions of the Proceeds Disbursing and Security Agreement among Issuer, the other Co-Obligors from time to time party thereto, Servicer and Disbursing Agent (the “Agreement”), (i) Issuer and each other Co- Obligor is in complete compliance for the period ending _______________ with all required covenants except as noted in any attachment to this Certificate and (ii), all representations and warranties of Issuer and each other Co-Obligor in the Agreement are true and correct in all material respects (provided that that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language is true and correct in all respects) on the date of this Compliance Certificate (provided that those representations and warranties expressly referring to a specific date are true and correct in all material respects (or in all respects, with respect to any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language) as of such date), except as noted in any attachment hereto. Attached herewith are the required documents supporting the above certification. The undersigned further certifies that (i) any financial statements enclosed herewith fairly present in all material respects the consolidated and consolidating financial condition of the Issuer, the other Co-Obligors and their Subsidiaries as of the end of such period and the consolidated and consolidating results of operations and cash flows of the Issuer, the other Co-Obligors and their Subsidiaries for such period in accordance with International Financial Reporting Standards (IFRS) consistently applied from one period to the next, except (A) as explained in an accompanying letter attached to this Certificate or footnotes and (B) with respect to unaudited financial statements, for the absence of footnotes and subject to normal year-end adjustments (if any). [The audited financial statements include the required opinion of the independent, certified public accounting firm.]1 The undersigned further certifies that, except as noted below (stating the nature and status of any such event and the action the Issuer, the other Co-Obligors and/or their Subsidiaries have taken or intend to take with respect thereto), no Default or Event of Default exists and is continuing.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies

Annual financial statements and Compliance Certificate (audited)	[***]	Yes	No

Monthly financial statements (in accordance with Section 6.3(a)(ii))	[***]	Yes	No

Report in form acceptable to Servicer containing management discussion and analysis	[***]		Yes	No

Covenants (See 6.3(a)(ii))	Required	Actual	Complies

Carbon Revolution (USA) Cash Assets	[***]	$	Yes	No

Cash and cash equivalents pledged to secure Australian Corporate Cards	[***]	$	Yes	No

Cash and cash equivalents pledged to secure Indebtedness of the Co-Obligors in respect of clause (t) of the definition of “Permitted Indebtedness”	[***]	$	Yes	No

The Debt Service Reserve		[N/A]	Yes	No
	[***]	$

	[***]	$

	[***]	$

	Total	Actual
	$	$

Compliance Certificate	Together with monthly /annual financial statements		Yes	No

10K and 10Q	(as applicable)		Yes	No

Annual operating budget, sales projections and operating plans approved by board of directors	Annually no later than 60 days of fiscal year end		Yes	No

A/R & A/P Agings	Monthly within 30 days		Yes	No

Bank Statements	Monthly within 30 days		Yes	No

Updated Perfection Certificate	[***]		Yes	No

Financial Covenants	Required	Actual	Complies

[***]	[***]	[N/A][11]	Yes	No

[***]	[***]	[N/A][13]	Yes	No14
$
(AUD)

[***]	[***]	[N/A][16]	Yes	No17
$
(AUD)

[***]	[***]	$	Yes	No
(AUD)

Required Disclosures

Disclosures	Frequency

Has the Issuer/Co-Obligor engaged in any M&A activity?	Monthly	Yes	No

Has any allegation been made that any part of the Intellectual Property Collateral or any part of Issuer/Co-Obligor’s operations or its manufacture, use or sale of any products or services violates the Intellectual Property rights of any third party (via any type of communication or actual lawsuit)?
		Yes	No
Monthly

Has any actual or threatened legal dispute of any other kind been made by or against the Issuer/Co-Obligor that could have a Material Adverse Effect?	Monthly	Yes	No

Has any governmental administrative proceeding, subpoena, or civil or criminal investigation of any kind been instituted against the Issuer/ Co-Obligor?	Monthly	Yes	No

Have any Intellectual Property rights of Issuer/ Co-Obligor been legally challenged by a third party?	Monthly	Yes	No

Have any Intellectual Property rights of Issuer/ Co-Obligor been revoked, suspended, terminated, abandoned?	Monthly	Yes	No

Has Issuer/Co-Obligor taken any legal action to enforce any of its Intellectual Property rights?	Monthly	Yes	No

Has the Issuer/Co-Obligor transferred any of the Intellectual Property Collateral (other within Co-Obligor parties)?	Monthly	Yes	No

Have any of Issuer/Co-Obligor’s assets been attached, seized, subject to a warrant or judgment, or levied upon?	Monthly	Yes	No

Has Issuer/Co-Obligor been enjoined, restrained, or in any way prevented by court order from conducting business?	Monthly	Yes	No

Has the Issuer/Co-Obligor provided evidence of renewal of each line of required insurance?	Within 30 days of insurance renewal date	Yes	No

Comments Regarding Exceptions: See Attached.

Signed by Carbon Revolution Operations Pty Ltd ACN 154 435 355 in accordance with section 127 of the Corporations Act 2001 (Cth) by:
Signature of director	Signature of director/secretary
Name of director (print)	Name of director/secretary (print)

MONITOR USE ONLY

Received by:__
AUTHORIZED SIGNER

Date:_

Verified:_____
AUTHORIZED SIGNER

Date:_
Compliance Status	Yes	No